Exhibit (n)(3)

POWER OF ATTORNEY

The undersigned officers and/or trustees of CIM Real Assets & Credit Fund, a Delaware statutory trust (the “Fund”), do hereby constitute and appoint David Thompson as his or her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned as such officers and/or trustees, a Registration Statement on Form N-2 of the Fund, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s securities; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 29th day of August, 2019.

/s/ Nathan D. DeBacker
Nathan D. DeBacker
Chief Financial Officer

/s/ Bilal Rashid
Bilal Rashid
Trustee

/s/ Stephen O. Evans
Stephen O. Evans
Trustee

/s/ Carol “Lili” Lynton
Carol “Lili” Lynton
Trustee

/s/ Ashwin Ranganathan
Ashwin Ranganathan
Trustee